CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our reports (and to all references to our firm) included in or made a part of this registration statement.


                                        ARTHUR ANDERSEN LLP



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New York, New York
August 12, 1998